Exhibit 21
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                     SUBSIDIARIES OF UNION COMMUNITY BANCORP


Subsidiaries of Union Community Bancorp

             Name                                Jurisdiction of Incorporation
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Union Federal Savings and Loan Association                 Federal

           UFS Service Corp                                Indiana

           MSA Service Corp                                Indiana